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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Seagate Technology, Inc. of our report dated July 12, 1994 (except the Subsequent Events note as to which the date is August 4, 1994), included in the 1994 Annual Report to Shareholders of Seagate Technology, Inc.

     Our audits also included the financial statement schedules of Seagate Technology, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-50973, 33-43911, 33-39916 and 33-33284), pertaining to the 1991 Incentive Stock Option Plan, the 1983 Incentive Stock Option Plan, the Employee Stock Purchase Plan and the Executive Stock Program of Seagate Technology, Inc. of our report dated July 12, 1994 (except the Subsequent Events note as to which the date is August 4, 1994), with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Seagate Technology, Inc.

/S/  ERNST & YOUNG LLP

San Jose, California
August 4, 1994